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                                                                    EXHIBIT 23.1

                              ACCOUNTANTS' CONSENT

The Board of Directors
Healthdyne Information Enterprises, Inc.

     We consent to the use of our reports included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

Atlanta, Georgia                          KPMG PEAT MARWICK LLP
September 23, 1996